EXHIBIT 31.1

Certification Pursuant to

Section 302 of the

Sarbanes-Oxley Act of 2002

I, David B. Eisenhaure, certify that:

1.                                       I have reviewed this annual report on Form 10-K/A of SatCon Technology Corporation;

2.                                       Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/s/ David B. Eisenhaure
David B. Eisenhaure
Dated: January 28, 2005	President and Chief Executive Officer